                                                                   EXHIBIT 10.14

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is entered into as of October 4, 2000 by and between ARTISAN ENTERTAINMENT INC., a Delaware Corporation (the "Company") and GREGORY ARVESEN ("Executive").

                                   WITNESSETH:

            WHEREAS, Executive is possessed of certain experience and expertise that qualify him to perform the duties associated with the management of the Company; and,

            WHEREAS, subject to the terms and conditions hereinafter set forth, Company desires to employ Executive as Senior Vice President, Finance of Company for a specified period and Executive desires to accept such employment; and,

            WHEREAS, the Company and executive desire to initiate a new employment relationship based on these material alterations, and to dissolve the prior employment relationship through mutual agreement; and

            WHEREAS, the Company and Executive contemplate and agree that the employment relationship between them will terminate simultaneously with the ending date of this Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

      1. TERM.

            (a) The Company agrees to employ Executive and Executive hereby accepts such employment, in accordance with the terms of this Agreement, commencing October 4, 2000 and ending October 3, 2002, unless this Agreement is earlier terminated as provided herein. Executive's employment with the Company will cease upon termination of this Agreement.

            (b) The Company may, at its discretion, extend the term of this Agreement for a third year, commencing October 4, 2002 and ending October 3, 2003, by giving notice to Executive of its election to extend this Agreement by July 4, 2002.

      2. SERVICES AND EXCLUSIVITY OF SERVICES.

            So long as this Agreement shall continue in effect, Executive shall devote Executive's full business time, energy and ability exclusively to the business, affairs and

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interests of the Company and matters related thereto, shall use Executive's best efforts and abilities to promote the Company's interests and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Company's Operating Committee.

            During the term of this Agreement and of Executive's employment by Company (the "Restricted Period"), Executive shall not, directly or indirectly,
(i) engage in any business for his own account which is competitive with the businesses of the Company or the Company's affiliates (collectively, "Competitive Business") so long as the Company or the Company's affiliates (as the case may be) continue to engage in such business; (ii) enter the employ of, or render any services to, any person engaged in a Competitive Business; (iii) become interested in a Competitive Business in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or (iv) induce any customer or supplier of the Company's affiliates to terminate its relationship with the Company or the Company's affiliates (as the case may be). Notwithstanding anything to the contrary, Executive may acquire and/or retain, solely as an investment, and take customary actions to maintain and preserve Executive's ownership of:

            (a) securities of any corporation which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and which are publicly traded, as long as Executive is not part of any control group of such corporation; and

            (b) any securities of a partnership, trust, corporation or other person so long as Executive remains a passive investor in that entity and does not become part of any control group thereof (except in a passive capacity) and so long as such entity is not, directly or indirectly, in competition with the Company or its affiliates. In addition, Executive will be permitted to pursue personal outside interests and sit on boards of directors provided there is no conflict of interest with Company as determined by the Company. Executive's outside interests shall not materially interfere with Executive's duties and obligations to Company as defined in this Agreement.

            Executive represents to the Company that Executive has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered hereunder.

      3. DUTIES AND RESPONSIBILITIES.

            Executive shall serve as "Senior Vice President, Finance" of the Company for the duration of this Agreement. In the performance of Executive's duties, Executive shall report directly to the Operating Committee, or its designee, and shall be subject to the direction of the Operating Committee (or its designee, currently Jim Keegan) and to such limits on Executive's authority as the Operating Committee may from time to time impose.

            The primary responsibility of Executive shall be to manage the finance,

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accounting, tax, and participations functions of the Company.

            Executive agrees to observe and comply with the rules and regulations of the Company as adopted by the Operating Committee respecting the performance of Executive's duties and agrees to carry out and perform orders, directions and policies of the Company as they may be, from time to time, stated either orally or in writing. The Company agrees that the duties which may be assigned to Executive shall be usual and customary duties of Senior Vice President, Finance of the Company. Executive shall have such corporate power and authority as shall reasonably be required to enable Executive to perform the duties required of Senior Vice President, Finance of the Company.

      4. COMPENSATION.

            The following compensation elements will be provided to Executive during the term of this Agreement:

            (a) Base Salary. During the term of this Agreement, the Company agrees to pay Executive a base salary as follows:

            October 4, 2000 to October 3, 2001-the rate of $170,000.00 per year ("base salary-year 1"), payable in accordance with the Company's normal payroll practices in effect.

            October 4, 2001 to October 3, 2002 - the rate of $190,000.00 per year ("base salary-year 2"), payable in accordance with the Company's normal payroll practices in effect.

            In the event that this Agreement is extended to a third year (October 4, 2002 to October 3, 2003) in accordance with Section 1
            (b), Executive's compensation shall be at the rate of $200,000.00 per year ("base salary-year 3"), payable in accordance with the Company's normal payroll practices in effect.

            Nothing in this agreement shall limit the Company's right to modify its payroll practices as it deems necessary.

            (b) Incentive and Bonus Compensation.

            During the term of this Agreement, the Executive shall be entitled to receive a bonus of up to Fifty per cent (50%) of his base earned salary during the Term. The first 60% of this amount (30% of base salary) shall be paid according to a sliding scale based on the Company's performance as reflected in earnings before interest and taxes ("EBIT") in accordance with the following schedule based upon EBIT target for the 2000 calendar year. The EBIT target for the calendar year 2000 for the Company may be adjusted by the Board of Directors, after good faith consultation with Executive, consistent with the 2000 budget approved by the Board.

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
                Percent of EBIT Met             Percent of Base Salary
                -------------------             ----------------------
                         85%                              15.0%
                         90%                              22.5%
                         95%                              27.0%
                         100%                             30.0%

            For each succeeding year during the term of this Agreement, the Operating Committee, in good faith consultation with Executive, will prepare a budget review by the Board. Once the budget is approved by the Board, the target contained in the budget shall determine Executive's bonus hereunder. The budget and target shall be approved and established not later than the last business day in March and any bonus payable to Executive hereunder shall be paid within thirty (30) days following the delivery to the Board of the audited financial statements for each fiscal year and in no event later than April 1 of the fiscal year following the previous fiscal year.

            The second Forty per cent (40%) of this amount (20% of base salary) shall be within the Company's sole discretion based in part on pre-determined highly leveraged activities ("HLA") to be agreed upon in the context of the 2000 budget development with Amir Malin. The HLA will be split on two (2) parameters. The first will be a quantitative parameter which will be developed in the in the context of the budget and mutually agreed to. The second will be a qualitative parameter which will be within the sole discretion of the Operating Committee, or its designee, and will be based upon an assessment of Executive's ability to participate in a "team player" capacity, management skills and other criteria. Any bonus payable to the Executive hereunder shall be paid within thirty (30) days following the delivery to the Board of the audited financial statements for each fiscal year and in any event no later than April 1 of the fiscal year following the fiscal year in which the bonus accrued. In no event shall Executive be entitled to a bonus in excess of Fifty per cent (50%) of his annual base salary.

            Payment of the discretionary bonus (20% of earned base salary) for calendar year 2000 shall be guaranteed to Executive and shall be paid to Executive not later than April 1, 2001.

            (c) Vacations.

            During the term hereof, the Executive shall be entitled to three (3) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. In the event that the Executive is terminated in accordance with
Section 5(d) ("Without Cause"), the Executive will cease to accrue additional vacation benefits under this Agreement as of the last day worked.

            (d) Other Benefits.

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            During the term hereof and subject to any contribution therefor generally required of executives of the Company, the Executive shall be entitled to participate (at the same level as other senior executive officers of the Company) in any and all Executive benefit plans from time to time in effect for senior executives of the Company generally, including retirement, welfare, fringe benefit and disability insurance plans, programs and arrangements. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its Executive benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive. In the event that after the date hereof the Company makes available additional stock options or other equity based grants to its senior management, Executive will receive an option grant equivalent to options received by other Senior Vice Presidents.

            (e) Business Expenses.

            During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by the Company (whether or not fully deductible by the Company) for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Executive promptly for reasonable business expenditures, including travel, entertainment, parking, business meetings, and professional dues made and substantiated in accordance with policies, practices and procedures established from time to time by the Company generally with respect to other peer Executives and incurred in the pursuit and furtherance of the Company's business and good will.

            (f) Place of Employment.

            Subject to business travel consistent with the reasonable business of the Company, the Executive will be based at the Company's principal executive offices in Santa Monica, California.

            (g) Overall Qualification Regarding Benefits.

            The Company reserves the right to modify, suspend or discontinue any and all of the above referenced benefit plans, practices, policies and programs at any time (whether before or after termination of employment) without notice to or recourse by Executive so long as such action is taken in general with respect to other similarly situated persons and does not single out Executive.

      5. TERMINATION.

            This Agreement and all obligations hereunder (except the obligations contained in Sections 7, 8, 9, 10 & 11 which shall survive any termination hereunder) shall terminate upon the earliest to occur of any of the following:

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            (a) Death of Executive.

            In the event of Executive's death during the term hereof, Executive's employment hereunder shall immediately and automatically terminate and the Company shall pay to Executive's designated beneficiary or, if no beneficiary has been designated by Executive, to his estate, any earned buy unpaid Base salary and any incentive or bonus compensation that is earned but unpaid for the prior year, and for the year of his death, prorated through the date of his death.

            (b) Death or Disability of Executive.

            This Agreement shall terminate due to the death or disability of Executive. For the purposes of this Agreement, disability shall mean the absence of Executive performing Executive's duties on a full-time basis for a period of six (6) months, or for shorter periods aggregating 180 or more business days in any twelve (12) month period, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be unreasonably withheld). If Executive shall become disabled, Executive's employment may be terminated by written notice from the Company to Executive. Until Executive's employment has been terminated hereunder, Executive shall continue to receive his Base Salary and all other benefits under this Agreement, less any disability income benefits, if any, actually received by Executive under the Company's disability insurance plan, if any. Upon termination of his employment pursuant of this section 5 (b), the Company will pay the Executive any incentive or bonus compensation that is earned but unpaid for the prior year and for the year of his disability, prorated through the date of his termination.

            (c) For Cause.

            The Company may terminate the Executive's employment hereunder for Cause at any time after (a) notice to the Executive setting forth in reasonable detail the nature of such Cause and (b) the opportunity and failure by the Executive to cure (to the reasonable satisfaction of the Board) within thirty
(30) days of such notice. During such 30-day period, the Board may, in its sole discretion, relieve the Executive of his executive responsibilities (but not his title), and the Board agrees to discuss with the Executive the basis for its determination that Cause exists. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination: (i) the Executive's failure to perform (other than by reason of disability) his duties and responsibilities to the Company or any of its Affiliates; (ii) gross negligence in the performance by the Executive of his duties and responsibilities to the Company or any of its Affiliates; (iii) breach by the Executive of any provision of this Agreement or any other agreement between the Executive and the Company or any of its Affiliates; or (iv) gross misconduct by the Executive that is harmful to the business reputation of the Company or any of its Affiliates. Upon termination of the

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Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive, other than for Base Salary earned and unpaid at the date of termination.

            (d) Without Cause.

            The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, then until the earliest of (i) the conclusion of a period equal to the remainder of the then-current term of this Agreement or (ii) the date the Executive commences other employment (including without limitation self-employment or engaging in an enterprise as a sole proprietor or partner), the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination and, subject to any employee contribution applicable to the Executive on the date of termination, shall continue to contribute to the cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The Executive shall be under no obligation to seek other employment or otherwise to mitigate the Company's obligations under this Section 5 (d). In the event that, after termination of the Executive's employment with the Company, the Executive commences other employment at a level of annual compensation lower than the Base Salary in effect at the time of termination, the Company shall pay the Executive the difference between such base Salary and the Executive's then-current compensation for the remainder of the term of this Agreement which was in effect at the time of termination. In addition, the Company will pay the Executive any incentive or bonus compensation otherwise payable for the year in which such termination occurs.

            (e) By the Executive for Good Reason Following a Change in Control.

                  (i) Following a Change in Control (as hereinafter defined) executive may terminate his employment hereunder upon thirty (30) days' notice to the Company for Good Reason (as hereinafter defined).

                  (ii) For purposes of this Section 5(e), "Good Reason" means a substantial reduction in the Executive's responsibilities, or a material breach by the Company or any of its Affiliates of any of the provisions of this Agreement or of any other material agreement between the Executive and the Company or any of its Affiliates, including without limitation, the Stockholders Agreement dated July 9, 1997 among the Company, Film Acquisition Co., a Delaware corporation, and the Investors party thereto (the "Stockholders Agreement") and any Option Agreement between the Company and the Executive.

                  (iii) For purposes of this Section 5 (e), a "Change in Control" means any transaction (including, without limitation, a merger, consolidation, sale of stock or sale of assets, but excluding any assignment as security for indebtedness) after which any person (or group of persons acting in concert) other than the Stockholders and their Permitted Transferees (as both terms are defined in the Stockholders Agreement) shall own in excess of 50% of the

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voting stock of the Company (or the person into which the Company shall have been merged or consolidated) and have the right to elect a majority of the members of the Board or shall have acquired all or substantially all of the consolidated assets of Holdings and its subsidiaries or of the Company and its subsidiaries.

                  (iv) In the event of a termination by the Executive pursuant to this Section 5 (e), the Company shall pay the Executive the amounts set forth in Section 5 (d) for a like period. The Executive shall be under no obligation to seek other employment or otherwise mitigate the Company's obligations under this Section 5 (e).

            (f) Mitigation.

            Executive agrees that if Executive furnishes his services for other engagements or employment after termination hereunder, the total compensation actually earned by Executive together with any welfare or other benefits earned by Executive shall reduce any amounts and benefits which Company would otherwise be required to pay or provide to Executive. Executive agrees that he shall give written notice to Company (promptly after accepting employment or furnishing his services after termination of his employment with Company) of any amounts earned (or to be earned) by Executive and any benefits provided (or to be provided) to Executive pursuant to his new employment arrangement.

            (g) Health Insurance.

            Except for medical and dental insurance coverage continued pursuant to Section 5 (d) and 5 (f) hereof, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

      6. CONFIDENTIAL INFORMATION.

            Executive acknowledges that the nature of Executive's engagement by the Company is such that Executive shall have access to information of a confidential and/or trade secret nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the Company is based. Such Confidential Information includes financial and marketing data, techniques, processes, formulas, developmental or experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or its affiliates (the "Confidential Information"). Executive shall keep all such Confidential Information in confidence during the term of this Agreement and at any time thereafter and shall not disclose any of such Confidential Information to any other person, except to the extent such disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Company's interests, (ii) required by applicable law, (iii) lawfully

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obtainable from other sources, or (iv) authorized in writing by the Company.
Upon termination of Executive's employment with the Company, Executive shall deliver to the Company all documents, computer disks or computers, records, notebooks, work papers, and all similar material containing any of the foregoing information, whether prepared by Executive, the Company or anyone else.

      7. INVENTIONS, PATENTS AND COPYRIGHTS.

            Except as may be limited by Section 2870 of the California Labor Code, all inventions, designs, improvements, patents, copyrights and discoveries conceived by Executive during the term of this Agreement which are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company. Executive will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein.

            Executive acknowledges hereby receipt of written notice from the Company pursuant to California Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Executive) does not apply fully to an invention which qualifies fully under California Labor Code Section 2870.

      8. NON-COMPETITION.

            In order to protect the Confidential Information, Executive agrees that during the term of Executive's employment, and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, whether as an owner, partner, shareholder, agent, Executive, creditor, or otherwise, use the confidential and/or trade secret information to promote, participate or engage in any activity or other business competitive with the Company's business or the business of any present affiliate of the Company if such activity or other business involves any use by the Executive of any of the Confidential Information.

      9. NON-SOLICITATION OF CUSTOMERS.

            Executive agrees that for a period of two (2) years after the termination of employment with the Company, Executive will not, on behalf of Executive or on behalf of any other individual, association or entity, call on any of the customers of the Company for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by the Company, nor will Executive in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Executive or any other person or entity by or with which Executive is employed, associated, affiliated or otherwise related.

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      10. NONINTERFERENCE WITH EXECUTIVES.

            In order to protect the Confidential Information, Executive agrees that during the term hereof and for a period of two (2) years thereafter, Executive will not, directly or indirectly, induce or entice any other executive of the Company to leave such employment or cause anyone else to leave such employment.

      11. REMEDIES.

            The parties hereto agree that the services to be rendered by Executive pursuant to this Agreement, and the rights and privileges granted to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Executive of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Executive hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Executive. This Section shall not be construed as a waiver of any other rights or remedies which the Company may have for damages or otherwise.

      12. SEVERABILITY.

            If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

      13. SUCCESSION.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise. The obligations and duties of Executive hereunder are personal and otherwise not assignable. Executive's obligations and representations under this Agreement will survive the termination of Executive's employment, regardless of the manner of such termination.

      14. NOTICES.

            Any notice or other communication provided for in this Agreement shall be in

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writing and sent, if to the Company, to its principal office at:

                        Artisan Entertainment Inc.
                        Attn.: Nancy Coleman
                        2700 Colorado Avenue
                        Santa Monica, CA  90404

or at such other address as the Company may from time to time in writing designate, and if to Executive at such address as Executive may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section and a verification of receipt is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

      15. ENTIRE AGREEMENT.

            This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Executive's employment by the Company.

      16. AMENDMENTS.

            No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by both parties.

      17. WAIVER.

            No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

      18. GOVERNING LAW.

            This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law doctrines and any court action arising out of this Agreement shall be brought in any court of competent jurisdiction within the State of California, County of Los Angeles.

      19. ATTORNEYS' FEES.

            If any litigation shall occur between Executive and the Company which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, each party in such litigation

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shall bear its own expenses, including attorneys' fees and costs.

      20. ARBITRATION.

            Any dispute, controversy or claim arising out of or in respect to this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall at the request of either party be submitted to and settled by arbitration conducted before a single arbitrator in Los Angeles County, California in accordance with the National Rules for the Resolution of Employment Disputes of The American Arbitration Association ("AAA") to the extent that such Rules do not conflict with any provisions of this Employment Agreement. Any arbitration proceeding hereunder must be instituted within one year after the controversy or claim arose and shall be governed by California Civil Code of Procedure Section 1281, et seq. Failure to institute an arbitration proceeding within such period shall constitute an absolute bar to the institution of any proceedings respecting such controversy or claim, and a waiver thereof. The arbitrator shall have the authority to award damages and remedies in accordance with applicable law. Any award, order of judgment pursuant to such arbitration shall be deemed final and binding and may be entered and enforced in any state or federal court of competent jurisdiction. Each party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such award, order of judgment. Each party shall bear its own expenses and one-half the aggregate amount of arbitration costs.

      21. WITHHOLDING.

            All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

      22. COUNTERPARTS.

            This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

      23. HEADINGS.

            Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      24. REPRESENTATION BY COUNSEL; INTERPRETATION.

            The Company and Executive each acknowledge that each party to this Agreement has had the opportunity to be represented by counsel and that Company has advised Executive to consult with an attorney prior to executing this Agreement and the matter

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contemplated herein. Executive acknowledges that he specifically declined to consult with or be represented by counsel. Accordingly, any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ARTISAN ENTERTAINMENT INC.


                                    By: ___________________________________
                                             Amir Malin
                                             Chief Executive Officer


                                        -----------------------------------
                                                GREGORY ARVESEN

                                        -----------------------------------
                                                 ADDRESS

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